                                                                  EXHIBIT 10.26

                               STOCK PURCHASE AGREEMENT


    THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is entered into effective the 9th day of May, 1996, by and between InterAmericas Communications Corporation, a Texas corporation ("ISSUER") and KAYHELM, LTD., a corporation organized and existing in accordance with the laws of the United Kingdom; Mr. Guillermo Villanueva Pinto; Mr. Jesus Otto Villanueva Napuri; Mr. Guillermo Jose Soto Abanto; Bethany Investments Limited, a Bahamian corporation; Mrs. Margarita Ulloa De Beeck; Mr. Esteban Viton Ramirez; Mr. Humberto Guillen Luque; Mrs. Maria Jesus Hume Hurtado; all of whom designate their legal address for the purposes hereof at Las Begonias 475, Oficina 502, San Isidro, Lima, Peru, (hereinafter called collectively the "PURCHASERS")

    WHEREAS, Issuer is a publicly traded corporation on the OTC Bulletin Board, traded under the symbol "ICCA";

    WHEREAS, Issuer desires to sell, and Purchasers desire to purchase, $2,812,500.00 of Common Stock of the Issuer, upon the terms and conditions specified herein;

    NOW, THEREFORE, in consideration of the premises, and the representations and warranties contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    1.   PURCHASE OF SHARES; CLOSING

         (a) PURCHASE AND SALE. On the terms and subject to the conditions of this Agreement, at the Closing referred to in paragraph l(b) below, Issuer shall deliver to Purchasers and Purchasers shall purchase from Issuer, ONE MILLION TWO HUNDRED FIFTY THOUSAND (1,250,000) Shares of Common Stock (the "SHARES") of the Issuer, at an aggregate purchase price of TWO MILLION EIGHT HUNDRED TWELVE THOUSAND FIVE HUNDRED DOLLARS OF THE UNITED STATES OF AMERICA (US$ 2,812,500), payable to the Issuer at Closing, by delivering to the Issuer share certificates representing in aggregate 32,000 shares of common stock of Red de Servicios Empresariales de Telecomunicaciones, S.A, Resetel, a company established under the laws of Peru, in accordance with the terms of the Resetel Share Purchase Agreement between the Issuer and the Purchasers dated May 9, 1996.

         (b) CLOSING. The closing of the purchase and sale contemplated by this Agreement shall take place at the offices of Purchasers at Las Begonias 475, Oficina 502, San Isidro, Lima, Peru, on or around May 16, 1996, or on such other date as the parties may mutually agree (the "CLOSING"). At the Closing, assuming the parties have complied with Sections 6 and 7 hereof, Issuer shall deliver the Shares to the Purchasers or their assigns in accordance with Exhibit A, attached hereto and incorporated herein and Purchasers shall pay the purchase price to Issuer as set forth above.

    2.   REPRESENTATIONS OF PURCHASER

         (a) OFFSHORE TRANSACTION. Purchasers represent and warrant to Issuer as follows:

              (i) None of the Purchasers is a U.S. citizen, resident or entity;

              (ii) All of the Purchasers reside outside the United States and its territories as of the date of the execution and delivery of this Agreement;

              (iii) The Purchasers are purchasing the Shares for their own account and not on behalf of any U.S. Person, and the sale has not been pre-arranged with any U.S. Person in the United States or its territories;

              (iv) Purchasers hereby agree that they will not transfer or otherwise dispose of any of the Shares unless such transfer or other disposition is registered under the Securities Act of 1933 ("1933 ACT") or such transfer or other disposition is exempt therefrom. Purchasers further represent and warrant that Purchasers have sufficient knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the acquisition of the Shares hereunder and that Purchasers have had made available to them such information with respect to Seller as they have deemed necessary or appropriate to make such evaluation, including, but not limited to, the Company's most recent Form 10-K Report for the fiscal year ended December 31, 1995.

              (v) Purchasers acknowledge that the Shares have not been registered under the 1933 Act, and may not be offered or sold in the United States or to any U.S. Persons unless the Shares are registered under the 1933 Act, or an exemption from registration is available;

              (vi) Purchasers acknowledge that the purchase of the Shares involves a high degree of risk and further acknowledge that Purchasers can bear the economic risk of the purchase of the Shares, including the total loss of their investment; and

              (vii) Purchasers understand that the Shares are being offered and sold to them in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Issuer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of Purchasers set forth herein in order to determine the applicability of such exemptions and the suitability of Purchasers to acquire the Shares.

         (b) CURRENT PUBLIC INFORMATION. Purchasers acknowledge that Purchasers have been furnished with or have acquired copies of the Issuer's most recent Annual Report on the Form 10-K filed with the SEC and any Forms 10-Q filed thereafter (the "SEC FILINGS"), and other publicly available documents.

         (c) INDEPENDENT INVESTIGATION; ACCESS. Purchasers acknowledge that Purchasers, in making the decision to purchase the Shares subscribed for, have relied upon independent investigations made by them and Purchasers have, prior to any sale to them, been given access and the opportunity to examine all material books and records of the Issuer, all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive answers from the Issuer or any person acting on its behalf concerning the terms and conditions of this offering. Purchasers and their advisors, if any, have been furnished with access to all publicly available materials relating to the business, finances and operation of the Issuer and materials relating to the offer and sale of the Shares which have been requested, including, but not limited to, the information set forth in paragraphs 2(a)(iv) and 2(b) above. Purchasers and their advisors, if any have received complete and satisfactory answers to any such inquiries.

         (d) DUE AUTHORIZATION; BINDING EFFECT. This Agreement has been duly authorized, executed and delivered on behalf of Purchasers and, assuming the due authorization, execution and delivery by Issuer, this Agreement constitutes the valid, legal and binding obligation of Purchasers, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally;

         (e) ACCURACY OF REPRESENTATIONS. No representation or warranty made by Purchasers in this Agreement and no certificate or document furnished or to be furnished to Issuer pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         (f) NO GOVERNMENT RECOMMENDATION OR APPROVAL. Purchasers understand that no federal or state agency has passed on or made any recommendation or endorsement of the Shares.

    3.   ISSUER REPRESENTATIONS

         (a) REPORTING COMPANY STATUS. Issuer has timely filed all reports under either Section 12(b) or 12(g) of the Securities Act of 1934, as amended (the "EXCHANGE ACT"). Issuer has registered its Common Stock pursuant to Section 12 of the Exchange Act and the Common Stock trades on the OTC Bulletin Board.

         (b) CAPITALIZATION. The authorized capital stock of Issuer consists of 50,000,000 shares of Common Stock, par value $.0001, of which 11,951,685 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, par value $.0001, of which no shares are issued and outstanding.

         (c) DUE AUTHORIZATION; BINDING EFFECT. This Agreement has been duly authorized, executed and delivered on behalf of Issuer and, assuming the due authorization, execution and delivery by Purchaser, this Agreement constitutes the valid, legal and binding obligation of Issuer, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally;

         (d) ACCURACY OF REPRESENTATIONS. No representation or warranty made by Issuer in this Agreement and no certificate or document furnished or to be furnished to Purchasers pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

    4. EXEMPTION. Purchasers understand that the offer and sale of the Shares is not being registered under the 1933 Act.

    5. TRANSFER AGENT INSTRUCTIONS. Issuer's transfer agent will be instructed by the Issuer to issue share certificates representing the Shares, in accordance with the instructions delivered by each Purchaser to the Issuer in accordance with the share amounts as set forth on Exhibit A.

    6. CONDITIONS TO OBLIGATIONS OF THE ISSUER. All obligations of the Issuer under this Agreement are subject to the fulfillment or satisfaction, prior to or at Closing of each of the following conditions precedent (all of which may be waived by the Issuer):

         (a) EXECUTION OF AGREEMENT. Execution of this Agreement by all Purchasers;

         (b) RECEIPT OF PURCHASE PRICE. Delivery by Purchasers of the purchase price, as set forth in paragraph 1 hereof;

         (c) ACCURACY OF REPRESENTATIONS. Each of the representations and warranties of the Purchasers herein being true and correct in all material respects on the date hereof and as of the Closing, and the Purchasers having performed or complied with all agreements and covenants contained in this Agreement to be performed or complied with by it prior to or at the Closing;

         (d) NO COURT ACTION. Neither the Issuer nor the Purchasers being precluded by an order or preliminary or permanent injunction of a court of competent jurisdiction from consummating the sale and purchase of the Shares pursuant to this Agreement (each party agreeing to use its reasonable best efforts to have any such injunction lifted); and

         (e) NO ADVERSE LAWS. There not having been any statute, rule or regulation enacted or promulgated by any governmental body or agency after the date hereof which is applicable to the purchase and sale of the Shares pursuant to this Agreement which would render the consummation of any such purchase and sale illegal.

    7. CONDITIONS TO PURCHASERS' OBLIGATIONS TO PURCHASE. Issuer understands that Purchasers' obligation to purchase the Shares is conditioned upon:

         (a)  EXECUTION BY ISSUER.  Execution by Issuer of this Agreement;

         (b) DELIVERY OF SHARES. Delivery of the Shares to the Purchasers or their assigns;

         (c) ACCURACY OF REPRESENTATIONS. Each of the representations and warranties of the Issuer herein being true and correct in all material respects on the date hereof and as of the Closing, and the Issuer having performed or complied with all agreements and covenants contained in this Agreement to be performed or complied with by it prior to or at the Closing;

         (d) NO COURT ACTION. Neither the Issuer nor the Purchasers being precluded by an order or preliminary or permanent injunction of a court of competent jurisdiction from consummating the sale and purchase of the Shares pursuant to this Agreement (each party agreeing to use its reasonable best efforts to have any such injunction lifted); and

         (e) NO ADVERSE LAWS. There not having been any statute, rule or regulation enacted or promulgated by any governmental body or agency after the date hereof which is applicable to the purchase and sale of the Shares pursuant to this Agreement which would render the consummation of any such purchase and sale illegal.

         (f) LEGAL OPINION. Purchaser shall have received a legal opinion from counsel to regarding the enforceability of this Agreement and the corporate existence of Issuer.

    8. REGISTRATION RIGHTS. If the Issuer at any time proposes for any reason to register any of its equity securities under the Securities Act of 1933, as amended (the "Securities Act"), (other than pursuant to a registration statement on Forms S-8 or S-4 or a similar or successor form), and such form could be used to register the shares of Purchaser, then the Issuer shall promptly give written notice to Purchaser of its intention to do so, and, upon written request by Purchaser, given within 15 days after receipt of any such notice (which request shall specify the shares intended to be sold or disposed of and shall state the intended method of disposition thereof), the Issuer shall use its reasonable best efforts to cause all such shares to be registered under the Securities Act promptly upon receipt of such written request all to the extent requisite to permit the sale or other disposition (in accordance with the intended methods thereof, as aforesaid) by the Purchaser. In the event that the proposed registration by the Issuer is, in whole or in part, an underwritten public offering of common stock of the Issuer, any request pursuant to these registration rights to register shares may specify that such shares are to be included in the underwriting on the same terms and conditions as such other shares of common stock, if any, otherwise being sold through underwriters under such registration; provided, however, that (i) if the managing underwriter determines and advises in writing that the inclusion of all shares proposed to be included in the underwritten public offering would interfere with the successful marketing of the public offering, then the number of shares intended to be included by Purchaser shall be reduced pro rata among the holders of other shares who have a right to have their shares included in the offering. In each case, those shares which are excluded from the underwritten public offering shall be withheld from the market by Purchaser for a period, not to exceed 120 days, which the managing underwriter reasonably determines as necessary in order to effect the underwritten public offering. Under no circumstances may Purchaser transfer or otherwise convey the registration rights herein set forth without the written consent of the Issuer. Purchaser shall not have any right to take any action to restrain, enjoin or otherwise delay any registration as a result of any controversy that might arise with respect to the interpretation or implementation of these registration rights.


    9. SURVIVAL OF REPRESENTATIONS, ETC. All representations, warranties and agreements made herein shall survive any investigation made by the Issuer and the Purchasers and shall survive the Closing.

    10.  TERMINATION.  This Agreement may be terminated:

         (a) MUTUAL CONSENT. By mutual consent of the parties, on the date specified in writing executed by the Issuer and the Purchasers;

         (b) BY THE ISSUER. By the Issuer, upon written notice to the Purchasers, if any representation or warranty made in this Agreement by the Purchasers shall have been false or incorrect in any material respect when made or shall have become false or incorrect in any material respect thereafter, or if the Purchasers shall fail to perform or observe any material covenant or agreement made by it in this Agreement; or

         (c) BY THE PURCHASERS. By the Purchasers, upon written notice to the Issuer, if any representation or warranty made in this Agreement by the Issuer shall have been false or incorrect in any material respect when made or shall have become false or incorrect in any material respect thereafter, or if the Issuer shall fail to perform or observe any material covenant or agreement by it in this Agreement.

    11. CONFIDENTIALITY. Each party to this Agreement agrees that, except as required by law or as permitted by the mutual consent of all parties hereto, the terms, conditions and existence of this Agreement shall be kept strictly confidential and shall not be disclosed to any person or entity.

    12.  MISCELLANEOUS.

         (a) BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective legal representatives and successors. This Agreement may not be assigned, except as provided for herein.

         (b) FURTHER ASSURANCES; COOPERATION. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the sale, conveyance, transfer and assignment of the Shares acquired by Purchasers, pursuant to and in the manner contemplated by this Agreement.

         (c) ENTIRE AGREEMENT; ABSENCE OF REPRESENTATION. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior arrangements, understandings and agreements, oral or written, between the parties hereto with respect to the subject matter hereof. The Purchasers hereby acknowledge that in acquiring the Shares to be acquired hereunder, the Purchasers have relied only upon the representations and warranties expressly made in this Agreement, upon information contained in public reports of Issuer, and upon the information referred to in paragraphs 2(b) and (c) above, and that no other statements, representations or warranties, oral or written, expressed or implied, have been made or relied upon in connection with such acquisition or as an inducement therefor.

         (d) EXECUTION IN COUNTERPARTS; TELECOPIER SIGNATURES. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall be deemed to be one and the same instrument. Signatures received by telecopier shall be deemed to be original signatures. The original of any signature pages sent to any party via telecopier shall be mailed to the appropriate party within one business day of signing.

         (e) NOTICES. All notices, requests, permissions, waivers and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telex, telecopier facsimile transmission or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties at the following respective addresses or to such other address as any party hereto shall specify in a notice to the other parties hereto in accordance with the terms hereof:

         To Issuer:               InterAmericas Communications Corporation
                                  104 Crandon Boulevard, #324
                                  Miami, FL 33149

         To Purchasers:           c/o Humberto Guillen
                                  Las Begonias 475, Oficina 502
                                  San Isidro
                                  Lima, Peru

         (f) AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or amendment is sought. The Issuer may, by an instrument in writing, waive compliance by the Purchasers with any term or provision of this Agreement on the part of the Purchaser to be performed or complied with. The Purchasers may, by an instrument in writing, waive compliance by the Issuer, with any term or provision of this Agreement on the part of the Issuer to be performed or complied with. Any waiver of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

         (g) HEADINGS, SEVERABILITY. The headings contained in this Agreement are for convenience of reference only and shall not affect the interpretation or construction hereof. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         (h) GOVERNING LAW. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the internal laws of the State of Florida applicable to agreements made and to be performed wholly within such jurisdiction and without regard to conflicts of laws. The Purchasers hereby irrevocably consent to personal jurisdiction, within the State of Florida, solely for the purpose of any litigation with respect to this Agreement, and hereby confirms that upon service of process upon the Purchasers, the Purchasers shall be deemed to be under the personal jurisdiction of the applicable United States federal or state court in the State of Florida. The Purchasers hereby waive any right it may have to seek a change of venue of such proceedings.

    IN WITNESS WHEREOF, this Agreement was duly executed as of the ____ day of ___________, 1996.

ISSUER:

INTERAMERICAS COMMUNICATIONS CORPORATION


By: /s/ [illegible]
   --------------------------------
Its: PRESIDENT/CEO
    -------------------------------

PURCHASERS:

KAYHELM, LTD.                     BETHANY INVESTMENTS LIMITED


By:  /s/ [illegible]              By: /s/ Dilia H. de Diaz
    -----------------------           ----------------------
Its: Director                     Its: President
    ----------------------            ---------------------

/s/ Guillermo Villaneuva Pinto    /s/ Georgina Emilia Valdivia de Villanueva
- - -------------------------------   ------------------------------------------
Guillermo Villaneuva Pinto        Georgina Emilia Valdivia de Villanueva

/s/ Jesus Otto Villanueva Napuri  /s/ Celia Gutierrez Davila de Villanueva
- - -------------------------------   ------------------------------------------
Jesus Otto Villanueva Napuri      Celia Gutierrez Davila de Villanueva

/s/ Guillermo Jose Soto Abanto    /s/ Margarita Ulloa De Beeck
- - -------------------------------   -----------------------------------------
Guillermo Jose Soto Abanto        Margarita Ulloa De Beeck

/s/ Esteban Viton Ramirez         /s/ Betty Aguirre De Viton
- - -------------------------------   -----------------------------------------
Esteban Viton Ramirez             Betty Aguirre De Viton

/s/ Humberto Guillen Luque        /s/ Patricia Samander Orellana
- - -------------------------------   -----------------------------------------
Humberto Guillen Luque            Patricia Samander Orellana

/s/ Maria Jesus Hume Hurtado
- - -------------------------------   -----------------------------------------
Maria Jesus Hume Hurtado

                                      EXHIBIT A

                                  SHARE DISTRIBUTION

    Names of Purchasers                              ICCA Shares Purchased
    -------------------                              ---------------------
    Kayhelm, Ltd                                                   375,000
    Bethany Investments, Ltd.                                      204,766
    Margarita Ulloa de Beeck                                        45,234
    Guillermo VILLANUEVA Pinto                                      62,500
    Jesus Otto VILLANUEVA Napuri                                    46,875
    Guillermo Jose SOTO Abanto                                      46,875
    Esteban VITON Ramirez                                          140,625
    Humberto GUILLEN Luque                                         140,625
    Maria Jesus HUME Hurtado                                       187,500
                                                                ----------
    TOTAL (Note 1)                                               1,250,000

                               EXHIBIT 5.1.2

                   LOAN TO FUND OPENING OF A CD IN BANCO DEL SUR


          CREDITORS                                  AMOUNT (US$)

          Cablex Electronique                          144,822.00
          Rodolfo Beeck-Ulloa                            6,034.00
          Bethany Investments                          150,855.98
                                                       ----------

          TOTAL                                        301,711.98
                                                       ----------
                                                       ----------

                              EXHIBIT 7.8

Resetel is obligated to notify the Superintendencia Nacional de
Administracion Tributaria (SUNAT) [National Tax Administration] of the transfer of the shares from Sellers to Buyer within the first ten (10) days of the month following the Closing.